                        DESCRIPTION OF THE CERTIFICATES

    The Certificates will be issued in Series. Each Series will represent an interest in the Trust other than the interests represented by any other Series of Certificates issued by the Trust (which may include Series offered pursuant to this Prospectus), any Participations and the Transferor Certificate. Each Series will be issued pursuant to the Pooling Agreement among the Transferor, RNB, as Servicer and the Trustee, and a Series Supplement to the Pooling Agreement. The Prospectus Supplement for each Series will describe any provisions of the Pooling Agreement relating to such Series which may differ materially from the Pooling Agreement filed as an exhibit to the Registration Statement. The following summaries describe certain provisions common to each Series of Certificates or which may be applicable to any Series of Certificates. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement and relevant Series Supplement.

GENERAL

    The Certificates of each Series will represent undivided interests in certain assets of the Trust, including the right to the applicable allocation percentage of all Cardholder payments on the Receivables.

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For each Series of Certificates, unless otherwise specified in the related
Prospectus Supplement (including such adjustments as may be made for any pre-funded Series), the Invested Amount on any date will be equal to the Initial Invested Amount for such Series MINUS the amount of principal paid to the related Certificateholders prior to such date MINUS the amount of unreimbursed Investor Charge-Offs with respect to such Series prior to such date and MINUS, to the extent provided in the related Prospectus Supplement, the amount of any reduction in the Invested Amount as a result of the purchase by the Transferor and subsequent cancellation of any Certificates of such Series. If so specified in the Prospectus Supplement relating to any Series of Certificates, under certain circumstances the Invested Amount may be further adjusted by the amount of principal allocated to Certificateholders, the funds on deposit in any specified account, and any other amount specified in the related Prospectus Supplement.

    Each Series of Certificates may consist of one or more Classes, one or more of which may be Senior Certificates and one or more of which may be Subordinated Certificates. Each Class of a Series will evidence the right to receive a specified portion of each distribution of principal or interest or both. The Invested Amount with respect to a Series with more than one Class will be allocated among the Classes as described in the related Prospectus Supplement. The Certificates of a Class may differ from Certificates of other Classes of the same Series in, among other things, the amounts allocated to principal payments, maturity date, Certificate Rate and the availability of Enhancement.

    For each Series of Certificates, payments of interest and principal will be made on Distribution Dates specified in the related Prospectus Supplement to Certificateholders in whose names the Certificates were registered on the record dates (each, a "Record Date") specified in the related Prospectus Supplement. Interest will be distributed to Certificateholders in the amounts, for the periods and on the dates specified in the related Prospectus Supplement.

    The Transferor currently owns the Transferor Certificate. The Transferor Certificate represents the undivided interest in the Trust not represented by the Certificates or any Participation issued and outstanding under the Trust or the rights, if any, of any Enhancement Providers to receive payments from the Trust. The holder of the Transferor Certificate will have the right to a percentage (the "Transferor Percentage") of all Collections on the Receivables in the Trust.

    Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, during the Revolving Period, the Invested Amount will remain constant except under certain limited circumstances. See "--Defaulted Receivables" for a description of certain circumstances in which the Invested Amount will be reduced during the Revolving Period. The amount of Principal Receivables in the Trust, however, will vary each day as new Principal Receivables are created and others are paid or charged-off. The amount of the Transferor's Interest will fluctuate each day, therefore, to reflect the changes in the amount of the Principal Receivables in the Trust. When a Series is amortizing, the Invested Amount of such Series will generally decline as payments of principal are distributed to the Certificateholders. As a result, the Transferor's Interest will generally increase each month during an Amortization Period for any Series to reflect the reductions in the Invested Amount of such Series and will also change to reflect the variations in the amount of Principal Receivables in the Trust. The Transferor's Interest may also be reduced as the result of the issuance of a new Series.

    Unless otherwise specified in the related Prospectus Supplement, Certificates of each Series initially will be represented by global certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Transferor, the "Depository") except as set forth below. See "--Definitive Certificates." Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, beneficial interests in the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form only. The Transferor has been informed by DTC that DTC's nominee will be Cede. No Certificate Owner acquiring an interest in the Certificates will be entitled to receive a certificate representing such person's interest in the Certificates unless Definitive Certificates are issued. Unless and until Definitive Certificates are issued for any

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Series under the limited circumstances described herein, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. See "--Book-Entry Registration" and "--Definitive Certificates."

    If so specified in the Prospectus Supplement relating to a Series, application will be made to list the Series of Certificates of such Series, or all or a portion of any Class thereof, on the Luxembourg Stock Exchange or any other specified exchange.

BOOK-ENTRY REGISTRATION

    Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, Certificateholders may hold their Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

    Cede, as nominee for DTC, will be the registered holder of the global Certificates. No Certificateholder will be entitled to receive a certificate representing such person's interest in the Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described below, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC procedures.

    Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for its participants ("DTC Participants") and facilitates the clearance and settlement among DTC Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in DTC Participants' accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

    Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

    Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the Business Day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such Business Day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the Business Day following settlement in DTC.

    Purchases of Certificates under the DTC system must be made by or through DTC Participants, which will receive a credit for the Certificates on DTC's records. The ownership interest of each actual Certificate Owner is in turn to be recorded on the DTC Participants' and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchase, but Certificate Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect Participant through which the Certificate Owner entered into the transaction. Transfers of ownership interests in the Certificates are to be accomplished by entries made on the books of DTC Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interest in Certificates, except in the event that use of the book-entry system for the Certificates is discontinued.

    To facilitate subsequent transfers, all Certificates deposited by DTC Participants with DTC are registered in the name of DTC's nominee, Cede. The deposit of Certificates with DTC and their registration in the name of Cede effects no change in beneficial ownership. DTC has no knowledge of the actual Certificate Owners of the Certificates; DTC's records reflect only the identity of the DTC Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect Participants, and by DTC Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Neither DTC nor Cede will consent or vote with respect to Certificates. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns Cede's consenting or voting rights to those DTC Participants to whose accounts the Certificates are credited on the record date (identified in a listing attached thereto).

    Principal and interest payments on the Certificates will be made to DTC. DTC's practice is to credit DTC Participants' accounts on the applicable Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such Distribution Date. Payments by DTC Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such DTC Participant and not of DTC, the Trustee or the Transferor, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Trustee, disbursement of such payments to DTC Participants shall be the responsibility of DTC, and disbursement of such payments to Certificate Owners shall be the responsibility of DTC Participants and Indirect Participants.

    DTC may discontinue providing its services as securities depository with respect to the Certificates at any time by giving reasonable notice to the Transferor or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Definitive Certificates are required to be printed and delivered. The Transferor may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Definitive Certificates will be delivered to Certificateholders. See "--Definitive Certificates."

    The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Transferor believes to be reliable, but the Transferor takes no responsibility for the accuracy thereof.

    Cedel Bank, societe anonyme ("Cedel") is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 36 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any Series of Certificates. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

    The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Series of Certificates. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

    Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain U.S. Federal Income Tax Consequences." Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the related Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

    Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

    Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series will be issued in fully registered, certificated form to Certificate Owners or their respective nominees ("Definitive Certificates"), rather than to DTC or its nominee, only if (i) the Transferor advises the Trustee for such Series in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to such Series of Certificates, and the Trustee or the Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Default, Certificate Owners representing not less than 50% (or such other percentage specified in the related Prospectus Supplement) of the aggregate unpaid principal amount of any Class of Certificates advise the Trustee and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the Certificate Owners.

    Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all DTC Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificate representing the Certificates and instructions for reregistration, the Trustee will issue the Certificates as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as "Certificateholders" or "Holders" under the Pooling Agreement and the related Series Supplement.

    Distributions of principal and interest on the Certificates will be made by the Trustee directly to Certificateholders of Definitive Certificates in accordance with the procedures set forth herein and in the Agreement. Interest payments and any principal payments on each Distribution Date will be made to Certificateholders in whose names the Definitive Certificates were registered at the close of business on

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the related Record Date. Distributions will be made by check mailed to the address of such Certificateholder as it appears on the register maintained by the Trustee. The final payment on any Certificate (whether Definitive Certificates or the Certificates registered in the name of Cede representing the Certificates), however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders. The Trustee will provide such notice to registered Certificateholders not later than the fifth day of the month of such final distribution.

    Definitive Certificates will be transferable and exchangeable at the offices of the transfer agent (the "Transfer Agent") and registrar (the "Registrar"), which shall initially be the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. The Transfer Agent and Registrar shall not be required to register the transfer or exchange of Definitive Certificates for a period of fifteen days preceding the due date for any payment with respect to such Definitive Certificates.

INTEREST

    For each Series of Certificates and Class thereof, interest will accrue from the relevant Closing Date on the applicable certificate principal balance (or other amount specified in the related Prospectus Supplement), at the applicable Certificate Rate, which may be a fixed, floating or variable rate as specified in the related Prospectus Supplement. Interest will be distributed to Certificateholders on the Distribution Dates specified in the related Prospectus Supplement. Interest payments on any Distribution Date will generally be funded from collections of Finance Charge Receivables allocated to the Certificateholders' Interest during the preceding fiscal month of the Transferor (each, a "Monthly Period") and may be funded from certain investment earnings on funds held in accounts of the Trust, from any applicable Enhancement, if necessary, or certain other amounts as specified in the related Prospectus Supplement. If the Distribution Dates for payment of interest for a Series or Class occur less frequently than monthly, such collections or other amounts (or the portion thereof allocable to the Certificateholders' Interest of such Class) may be deposited in one or more trust accounts (each, an "Interest Funding Account") pending distribution to the Certificateholders of such Series or Class, as described in the related Prospectus Supplement. If a Series has more than one Class of Certificates, each such Class may have a separate Interest Funding Account. The Prospectus Supplement relating to each Series of Certificates and each Class thereof will describe the amounts and sources of interest payments to be made, the Certificate Rate, and, for a Series or Class thereof bearing interest at a floating or a variable Certificate Rate, the initial Certificate Rate, the dates and the manner for determining subsequent Certificate Rates, and the formula, index or other method by which such Certificate Rates are determined.

PRINCIPAL

    Except to the extent specified in the related Prospectus Supplement, during the Revolving Period for each Series of Certificates (which begins on the Closing Date relating to such Series and ends on the day before an Amortization Period begins), no principal payments will be made to the Certificateholders of such Series. During the Controlled Amortization Period, Principal Amortization Period or Accumulation Period, as applicable, which will be scheduled to begin on the date specified or determined as described in the related Prospectus Supplement, and during the Early Amortization Period, which will begin upon the occurrence of an Early Amortization Event or, if so specified in the related Prospectus Supplement, following the Rapid Accumulation Period, principal will be paid to the Certificateholders in the amounts and on Distribution Dates specified in the related Prospectus Supplement or will be accumulated in a Principal Funding Account for later distribution to Certificateholders on the Expected Final Payment Date in the amounts specified in the related Prospectus Supplement. Principal payments for any Series or Class thereof will be funded from Collections of Principal Receivables received during the related Monthly

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Period or periods as specified in the related Prospectus Supplement and allocated to the Certificateholders' Interest of such Series or Class and from certain other sources specified in the related Prospectus Supplement. In the case of a Series with more than one Class of Certificates, the Certificateholders of one or more Classes may receive payments of principal at different times. The related Prospectus Supplement will describe the manner, timing and priority of payments of principal to Certificateholders of each Class.

    Funds on deposit in any Principal Funding Account applicable to a Series may be subject to a guaranteed rate or investment agreement or other arrangement specified in the related Prospectus Supplement intended to assure a specified rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a Series of Certificates or Class thereof at the end of an Accumulation Period, such Series of Certificates or Class thereof may be subject to a principal guaranty or other similar arrangement specified in the related Prospectus Supplement.

DISCOUNT OPTION

    Pursuant to the Pooling Agreement the Transferor may designate a specified fixed or floating percentage (the "Discount Percentage") (initially 0%) of the amount of Receivables arising in the Accounts on and after the date of such designation that would otherwise be treated as Principal Receivables to be treated as Finance Charge Receivables (the "Discount Option Receivables"). The circumstances under which the Transferor may exercise its option to discount Principal Receivables may include a time when the Portfolio Yield is declining and Principal Receivables are available in sufficient quantity to allow for such discounting. The Transferor may, without notice to or consent of the Certificateholders, from time to time, increase (subject to the limitations described below), reduce or eliminate the Discount Percentage for Discount Option Receivables arising in the Accounts on and after the date of such change. The Transferor must provide 30 days' prior written notice to the Servicer, the Trustee and each Rating Agency of any such increase, reduction or elimination, and such increase, reduction or elimination will become effective on the date specified therein only if (a) the Transferor has delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at the time, the Transferor reasonably believes that such increase, reduction or elimination will not at the time of its occurrence cause an Early Amortization Event, or an event which with notice or the lapse of time would constitute an Early Amortization Event, to occur with respect to any Series and (b) if such designation would cause the Discount Percentage to be greater than 3%, the Transferor, the Servicer and the Trustee shall have received written notice from each Rating Agency that such increase will not have a Ratings Effect. On the Date of Processing of any Collections during the time the Discount Option is in effect, Collections in an amount equal to the product of (i) a fraction the numerator of which is the amount of Discount Option Receivables and the denominator of which is the amount of all of the Principal Receivables (including Discount Option Receivables) at the end of the prior Monthly Period and (ii) Collections of Principal Receivables, prior to any reduction for Finance Charge Receivables which are Discount Option Receivables, received on such Date of Processing, will be deemed Collections of Finance Charge Receivables and will be applied accordingly. Any such designation would result in an increase in the amount of Finance Charge Receivables and a corresponding increase in the Portfolio Yield (as defined in the related Prospectus Supplement) for each Series and a lower payment rate of Collections in respect of Principal Receivables than would otherwise occur and therefore the effect on Certificateholders will be to decrease the likelihood of an Early Amortization Event based upon a reduction of the average Portfolio Yield for any designated period to a rate below the average Base Rate (as defined in the related Prospectus Supplement) for such period while increasing the likelihood that the Transferor will be required to add Principal Receivables to the Trust and, because of the reduction in the aggregate amount of Principal Receivables which, if additional Principal Receivables were not available at such time, could cause the occurrence of an Early Amortization Event. Unless otherwise specified, all references herein to Principal Receivables or Finance Charge Receivables, or Collections with respect thereto, are references to

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such Receivables, or Collections with respect thereto, as defined above after application of the Discount Percentage.

THE TRANSFEROR CERTIFICATE

    The certificate evidencing the Transferor's Interest in the Trust is referred to as the Transferor Certificate. The Pooling Agreement provides that the Transferor may exchange a portion of the Transferor Certificate for one or more certificates representing an interest in the Transferor's Interest (each a "Supplemental Certificate") for transfer or assignment to a person designated by the Transferor upon the execution and delivery of a supplement to the Pooling Agreement (which supplement shall be subject to the amendment provisions of the Pooling Agreement to the extent that it amends any of the terms of the Pooling Agreement; see "The Pooling and Servicing Agreement--Amendments"); PROVIDED that
(a) such transfer will not result in a Ratings Effect, (b) the Transferor Amount (excluding the interest represented by any Supplemental Certificate) shall not be less than the Required Retained Transferor Amount as of the date of, and after giving effect to, such exchange and (c) the Transferor shall have delivered to the Trustee and each Rating Agency a Tax Opinion, dated the date of such exchange, with respect to the transfer or assignment of such Supplemental Certificate. Any subsequent transfer or assignment of a Supplemental Certificate is subject to the conditions set forth in clauses (a) and (c) above.

NEW ISSUANCES

    The Pooling Agreement provides that, pursuant to any one or more Series Supplements, the Transferor may direct the Trustee to issue from time to time new Series subject to the conditions described below (each such issuance, a "New Issuance"). Each New Issuance will have the effect of decreasing the Transferor Amount to the extent of the Invested Amount of such new Series. Under the Pooling Agreement, the Transferor may designate, with respect to any newly issued Series: (a) its name or designation; (b) its initial principal amount (or method for calculating such amount) and its invested amount in the Trust, which is generally based on the aggregate amount of Principal Receivables in the Trust allocated to such Series; (c) its certificate rate (or formula for the determination thereof); (d) the interest payment date or dates (each, an "Interest Payment Date") and the date or dates from which interest shall accrue;
(e) the method for allocating collections to Certificateholders of such Series;
(f) any bank accounts to be used by such Series and the terms governing the operation of any such bank accounts; (g) the percentage used to calculate monthly servicing fees; (h) the provider and terms of any form of Enhancement with respect thereto; (i) the terms on which the Certificates of such Series may be repurchased or remarketed to other investors; (j) the Series Termination Date; (k) the number of Classes of Certificates of such Series, and if such Series consists of more than one Class, the rights and priorities of each such Class; (l) the extent to which the Certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such global certificate or certificates, the terms and conditions, if any, upon which such global certificate may be exchanged, in whole or in part, for definitive certificates, and the manner in which any interest payable on a global certificate will be paid); (m) whether the Certificates of such Series may be issued in bearer form and any limitations imposed thereon; (n) the priority of such Series with respect to any other Series; (o) the Group, if any, in which such Series will be included; and (p) any other relevant terms (all such terms, the "Principal Terms" of such Series). None of the Transferor, the Servicer, the Trustee or the Trust is required or intends to obtain the consent of any Certificateholder of any outstanding Series to issue any additional Series. The Transferor may offer any Series to the public under a prospectus or other disclosure document in transactions either registered under the Securities Act or exempt from registration thereunder directly, through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. Any such Series may be issued in fully registered or book-entry form in minimum denominations determined by the Transferor.

    The Pooling Agreement provides that the Transferor may designate Principal Terms such that each Series has (i) an accumulation period (an "Accumulation Period") during which time collections of Principal Receivables and certain other amounts allocable to the Certificateholders' Interest of such Series will be deposited on each Distribution Date in a trust account which is an Eligible Deposit Account (a "Principal Funding Account") for the benefit of such Certificateholders and used to make principal distributions to such Certificateholders when due or (ii) a Controlled Amortization Period or a Principal Amortization Period that may have a different length and begin on a different date than such periods for any other Series. Further, one or more Series may be in their Accumulation Period, Controlled Amortization Period or Principal Amortization Period while other Series are not. If specified in the related Prospectus Supplement, Collections of Principal Receivables otherwise allocable to a Series that is not amortizing or accumulating principal may be treated as Shared Principal Collections and reallocated to a Series that is amortizing or accumulating principal. If specified in the related Prospectus Supplement, Collections of Principal Receivables and Finance Charge Receivables otherwise payable to the Transferor may be designated to be paid to the Certificateholders of the applicable Series. Moreover, each Series may have the benefits of Enhancement issued by enhancement providers different from the Enhancement Providers with respect to any other Series. Under the Pooling Agreement, the Trustee shall hold any such Enhancement only on behalf of the Certificateholders of the Series to which such Enhancement relates. With respect to each such Enhancement, the Transferor may deliver a different form of Enhancement agreement. The Transferor also has the option under the Pooling Agreement to vary among Series the terms upon which a Series may be repurchased by the Transferor or remarketed to other investors. There is no limit to the number of New Issuances the Transferor may cause under the Pooling Agreement. The Trust will terminate only as provided in the Pooling Agreement. There can be no assurance that the terms of any Series might not have an impact on the timing and amount of payments received by a Certificateholder of another Series.

    Under the Pooling Agreement and pursuant to a Series Supplement, a New Issuance may only occur upon the satisfaction of certain conditions provided in the Pooling Agreement. The obligation of the Trustee to authenticate the Certificates of such new Series and to execute and deliver the related Series Supplement is subject to the satisfaction of the following conditions: (a) on or before the fifth Business Day immediately preceding the date upon which the New Issuance is to occur, the Transferor shall have given the Trustee, the Servicer and each Rating Agency written notice of such New Issuance and the date upon which the New Issuance is to occur; (b) the Transferor shall have delivered to the Trustee the related Series Supplement, in form satisfactory to the Trustee, executed by each party to the Pooling Agreement other than the Trustee; (c) the Transferor shall have delivered to the Trustee the related Enhancement agreement, if any, executed by the parties to such agreement; (d) the Transferor, the Servicer, and the Trustee shall have received confirmation from each Rating Agency that such New Issuance will not result in a Ratings Effect;
(e) the Transferor shall have delivered to the Trustee and certain Enhancement Providers, if any, a certificate of an authorized officer, dated the date upon which the New Issuance is to occur, to the effect that the Transferor reasonably believes that such issuance will not, based on the facts known to such officer at the time of such certification, cause an Early Amortization Event to occur with respect to any Series; (f) the Transferor shall have delivered to the Trustee and each Rating Agency an opinion of counsel acceptable to the Trustee that for federal income tax purposes: (i) following such New Issuance the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation; (ii) such New Issuance will not affect the tax characterization as debt of Certificates of any outstanding Series or Class that were properly characterized as debt at the time of their issuance; and (iii) such New Issuance will not cause or constitute an event in which gain or loss would be recognized by holders of Certificates characterized as debt at the time of their issuance (an opinion of counsel to the effect referred to in clauses
(i), (ii) and (iii) with respect to any action is referred to herein as a "Tax Opinion"); (g) the Transferor Amount (excluding the interest represented by any Supplemental Certificate) shall not be less than the Required Retained Transferor Amount as of the date upon which the New Issuance is to occur after giving effect to such issuance; and (h) any other conditions specified in any

Series Supplement. Upon satisfaction of the above conditions, the Trustee shall execute the Series Supplement and issue to the Transferor the Certificates of such new Series for execution and redelivery to the Trustee for authentication.

    The Pooling Agreement provides that, pursuant to any one or more supplements to the Pooling Agreement (each, a "Participation Supplement"), the Transferor may direct the Trustee to issue on behalf of the Trust one or more participations (each, a "Participation"), to be delivered to or upon the order of the Transferor; PROVIDED that (a) such issuance will not result in a Ratings Effect, (b) the Transferor Amount (excluding the interest represented by any Supplemental Certificate) shall not be less than the Required Retained Transferor Amount as of the date of, and after giving effect to, such issuance and (c) the Transferor shall have delivered to the Trustee and each Rating Agency a Tax Opinion, dated the date of such issuance, with respect to such issuance. Any Participation may be transferred or exchanged only upon satisfaction of the conditions described in clauses (a) and (c) above. Notwithstanding the foregoing, on the Closing Date, the Transferor will issue to RNB a Participation with respect to which the conditions above need not be specifically satisfied. Each Participation will entitle its holder to a specified percentage (the "Participation Percentage") of all Collections of Principal Receivables and Finance Charge Receivables and any other Trust Assets to the extent specified in the Participation Supplement.

COLLECTION ACCOUNT

    The Servicer has established and will maintain in the name of the Trust and for the benefit of the Certificateholders of each Series, an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders of each Series (the "Collection Account"). "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic credit rating categories which signifies investment grade. "Eligible Institution" means (i) a depository institution (which may be the Trustee) organized under the laws of the United States or any one of the states thereof which at all times (A) has either (1) a long-term unsecured debt rating of "A2" or better by Moody's Investors Service, Inc. ("Moody's") or (2) a certificate of deposit rating of "P-1" by Moody's, (B) has either (1) a long-term unsecured debt rating of "AAA" by Standard & Poor's Ratings Group, a division of McGraw Hill Corporation ("Standard & Poor's"), or (2) a certificate of deposit rating of "A-1+" by Standard & Poor's and (C) is a member of the FDIC or (ii) any other institution that is acceptable to each Rating Agency. The Collection Account will initially be maintained with the Trustee. If at any time the Collection Account ceases to be an Eligible Deposit Account, the Collection Account shall be moved so that it will again be qualified as an Eligible Deposit Account. Funds in the Collection Account generally will be invested in (i) obligations fully guaranteed by the United States of America, (ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies, the commercial paper, if any, of which has the highest rating from Moody's and Standard & Poor's, (iii) commercial paper (or other short-term obligations) having, at the time of the Trust's investment therein, a rating in the highest rating category from Moody's and Standard & Poor's, (iv) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC, (v) notes or bankers' acceptances issued by any depository institution or trust company described in (ii) above, (vi) time deposits with an entity, the commercial paper of which has the highest rating from Moody's and Standard & Poor's, and (vii) any other investments approved in writing by each Rating Agency which would not cause the Trust to become an "investment company" within the meaning of the Investment Company Act of 1940, as amended (collectively, "Eligible Investments"). Any earnings (net of losses and investment expenses) on funds in the Collection Account will be treated as collections of Finance Charge Receivables with respect to the last day of the related Monthly Period. The Servicer has the revocable power to withdraw funds from the Collection Account and to instruct the Trustee to make

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
withdrawals and payments from the Collection Account for the purpose of carrying out its duties under the Pooling Agreement and the Series Supplements. Under the Pooling Agreement, a paying agent (the "Paying Agent") will be appointed. The Paying Agent shall have the revocable power to withdraw funds from the Collection Account for the purpose of making distributions to the Certificateholders. The Paying Agent shall initially be the Trustee.

DEPOSITS IN COLLECTION ACCOUNT

    The Servicer will, subject to the limitations described in the related Prospectus Supplement, deposit all Collections received with respect to the Receivables in each Monthly Period into the Collection Account not later than two Business Days after the related Date of Processing, and the Servicer will make the deposits and payments to the accounts and parties described in the related Prospectus Supplement on the date of such deposit. If RNB as Servicer
(i) provides to the Trustee a letter of credit covering collection risk of the Servicer acceptable to each Rating Agency (as evidenced by a letter from each Rating Agency to the effect that such action will not cause a Ratings Effect) or
(ii) Dayton Hudson has and maintains a commercial paper rating of at least "A-1" and "P-1" (or their equivalent) by Standard & Poor's and Moody's, respectively, RNB may use for its own benefit all Collections received with respect to the Receivables in each Monthly Period until the Business Day preceding the related Distribution Date. RNB currently has not provided such a letter of credit and Dayton Hudson does not currently maintain such rating. In the event of the insolvency or receivership of RNB or, in certain circumstances, the lapse of certain time periods, the Transferor may not have a perfected security interest in such Collections. If the Transferor does not have a perfected security interest in such Collections, the Trust will not have a perfected security interest in such Collections. The Servicer will only be required to deposit Collections into the Collection Account up to the aggregate amount of Collections required to be deposited into an account established for any Series, or, without duplication, distributed on the related Distribution Date or Payment Date to Certificateholders of any Series or to the issuer of any Enhancement pursuant to the terms of any Series Supplement. If at any time prior to such Distribution Date or Payment Date the amount of Collections deposited in the Collection Account exceeds the amount required to be so deposited the Servicer will be permitted to withdraw such excess from the Collection Account.

SHARING OF EXCESS FINANCE CHARGE COLLECTIONS AND EXCESS TRANSFEROR FINANCE
  CHARGE COLLECTIONS

    If so specified in the related Prospectus Supplement, the Certificateholders of a Series or any Class thereof may be entitled to receive all or a portion of Excess Finance Charge Collections with respect to another Series included in the same group of Series (each, a "Group") to cover any shortfalls with respect to amounts payable from Collections of Finance Charge Receivables allocable to such Series or Class. Unless otherwise provided in the related Prospectus Supplement, with respect to any Series, "Excess Finance Charge Collections" for any Monthly Period will equal the excess of Collections of Finance Charge Receivables and certain other amounts allocated to the Certificateholders' Interest of such Series or Class over the sum of (i) interest accrued for the current month ("Monthly Interest") and overdue Monthly Interest on the Certificates of such Series or Class, (ii) accrued and unpaid Monthly Servicing Fees (as defined in the related Prospectus Supplement) with respect to such Series or Class, (iii) the Investor Defaulted Amount (as defined in the related Prospectus Supplement) with respect to such Series or Class, (iv) unreimbursed Investor Charge-Offs (as defined in the related Prospectus Supplement) with respect to such Series or Class and (v) other amounts specified in the related Prospectus Supplement. Such Excess Finance Charge Collections will be applied to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to any other Series in the same Group, PRO RATA based upon the amount of the shortfall, if any, with respect to each other Series in such Group. While any Series offered hereby may be included in a Group, there can be no assurance that (a) any other Series will be included in such Group or (b) there will be any Excess Finance Charge Collections with respect to such Group for any Monthly Period.

    Collections of Finance Charge Receivables allocable to the Transferor's Interest in excess of the amounts necessary to make required payments with respect to any Supplemental Certificates and all other amounts otherwise payable to the Transferor with respect to collections of Finance Charge Receivables regardless of whether such collections were initially allocated to the Transferor or any Series (the "Excess Transferor Finance Charge Collections") will be applied to cover any shortfalls (after giving effect to the application of Excess Finance Charge Collections) with respect to amounts payable from Collections of Finance Charge Receivables allocable to each Series designated in the applicable Series Supplement as being entitled to receive Excess Transferor Finance Charge Collections, PRO RATA based upon the amount of the shortfall (after giving effect to the application of Excess Finance Charge Collections), if any, with respect to each other Series designated in the applicable Series Supplement as being entitled to receive Excess Transferor Finance Charge Collections. In all cases, any Excess Transferor Finance Charge Collections remaining after covering shortfalls with respect to all designated Series will be treated as Shared Transferor Principal Collections. Excess Transferor Finance Charge Collections permit coverage of shortfalls with respect to amounts payable from Collections of Finance Charge Receivables and Excess Finance Charge Collections allocable to a Series by using Collections of Finance Charge Receivables which would otherwise be paid to the Transferor.

SHARED PRINCIPAL COLLECTIONS AND TRANSFEROR PRINCIPAL COLLECTIONS

    If specified in the related Prospectus Supplement, Collections of Principal Receivables for any Monthly Period allocated to the Certificateholders' Interest of any Series will first be used to cover certain amounts described in the Series Supplement of such Series (including any required distributions to Certificateholders of such Series). The Servicer will determine the amount of Collections of Principal Receivables for any Monthly Period (plus certain other amounts described in the Series Supplement of such Series) allocated to such Series remaining after covering such required deposits and distributions and any similar amount remaining for any other Series (collectively, "Shared Principal Collections"). The Servicer will allocate the Shared Principal Collections plus amounts specified in any Participation Supplement with respect to any Participation to be treated as Shared Principal Collections, to cover any principal distributions to Certificateholders and deposits to Principal Funding Accounts for any Series that are either scheduled or permitted and that have not been covered out of the investor principal collections and certain other amounts for such Series (collectively, "Principal Shortfalls"). If Principal Shortfalls exceed Shared Principal Collections for any Monthly Period, Shared Principal Collections will be allocated PRO RATA among the applicable Series based on the respective Principal Shortfalls of such Series. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will be allocated to the holder of the Transferor Certificate, PROVIDED that (a) such Shared Principal Collections will be distributed to the holder of the Transferor Certificate only to the extent that the Transferor Amount (excluding the interest represented by any Supplemental Certificate) is greater than the Required Retained Transferor Amount and (b) in certain circumstances described below under "--Special Funding Account," such Shared Principal Collections will be deposited in the Special Funding Account. Any such reallocation of Collections of Principal Receivables will not result in a reduction in the Invested Amount of the Series to which such Collections were initially allocated. There can be no assurance that there will be any Shared Principal Collections with respect to any Monthly Period.

    The Servicer will determine the amount of Collections of Principal Receivables for any Monthly Period allocated to the Transferor's Interest but not due to the holder of any Supplemental Certificate and other amounts payable to the Transferor with respect to Collections of Principal Receivables, regardless of whether such Collections were initially allocated to the Transferor or any Series, plus the amount of Excess Transferor Finance Charge Collections remaining after application to amounts payable from Collections of Finance Charge Receivables (collectively, "Shared Transferor Principal Collections"). The Servicer will allocate the Shared Transferor Principal Collections to cover any Principal Shortfalls that have not been covered out of the Shared Principal Collections allocated to each Series that has been designated in the applicable Series Supplement as being entitled to receive Shared Transferor Principal Collections. If

Principal Shortfalls remaining after the application of Shared Principal Collections exceed Shared Transferor Principal Collections for any Monthly Period, Shared Transferor Principal Collections will be allocated pro rata among each Series which in accordance with the Series Supplement for such Series is designated as being entitled to receive Shared Transferor Principal Collections, based on the respective remaining Principal Shortfalls of such Series. To the extent that Shared Transferor Principal Collections exceed Principal Shortfalls remaining after application of Shared Principal Collections, the balance will be paid to the holder of the Transferor Certificate. Shared Transferor Principal Collections permit coverage of Principal Shortfalls remaining after the application of Shared Principal Collections by using Collections that would have been paid to the Transferor and in certain circumstances may allow the Accumulation Period Length (as defined in the related Prospectus Supplement) to be shorter. There can be no assurance that there will be any Shared Transferor Principal Collections with respect to any Monthly Period.

SPECIAL FUNDING ACCOUNT

    The Servicer will establish and maintain in the name of the Trust, for the benefit of the Certificateholders of all Series a "Special Funding Account" which shall be an Eligible Deposit Account. At any time during which the Transferor Amount (excluding the interest represented by any Supplemental Certificate) would otherwise be less than the Required Retained Transferor Amount, funds (to the extent available therefor as described herein) otherwise payable to the Transferor will be deposited in the Special Funding Account on each Business Day until the Transferor Amount (excluding the interest represented by any Supplemental Certificate) is at least equal to the Required Retained Transferor Amount. Funds on deposit in the Special Funding Account will be withdrawn and paid to the Transferor (or, if provided in the applicable Supplement, used to make payments to Certificateholders) to the extent that following such distribution the Transferor Amount (excluding the interest represented by any Supplemental Certificate) would continue to exceed the Required Retained Transferor Amount. Such deposits in and withdrawals from the Special Funding Account may be made on a daily basis.

    Funds on deposit in the Special Funding Account will be invested by the Trustee at the direction of the Servicer in Eligible Investments selected by the Servicer. On each Distribution Date, all net investment income earned on amounts in the Special Funding Account since the preceding Distribution Date will be withdrawn from the Special Funding Account and treated as Collections of Finance Charge Receivables with respect to such Monthly Period.

PAIRED SERIES

    If so provided in the Prospectus Supplement relating to a Series, each such Series is subject to being paired with another Series (in such case, a "Paired Series"). The Prospectus Supplement for such Series and the Prospectus Supplement for the Paired Series will each specify the relationship between the Series.

FUNDING PERIOD

    For any Series of Certificates, the related Prospectus Supplement may specify that for a period beginning on the Closing Date and ending on a specified date before the commencement of an Amortization Period or Accumulation Period with respect to such Series (the "Funding Period"), the aggregate amount of Principal Receivables in the Trust allocable to such Series may be less than the aggregate principal amount of the Certificates of such Series and that the amount of such deficiency (the "Pre-Funding Amount") will be held in a trust account established with the Trustee for the benefit of the Certificateholders of such Series (the "Pre-Funding Account") pending the transfer of additional Receivables to the Trust or pending the reduction of the Invested Amounts of other Series. The related Prospectus Supplement will specify the Initial Invested Amount with respect to such Series, the aggregate principal amount of such Series (the "Full Invested Amount") and the date by which the Invested Amount is expected to equal the Full Invested Amount. The Invested Amount will increase as Receivables are delivered to the Trust or as the Invested Amounts of other Series are reduced. The Invested Amount may also decrease due to Investor Charge-Offs as provided in the related Prospectus Supplement.

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
    During the Funding Period, funds on deposit in the Pre-Funding Account for a Series of Certificates will be withdrawn and paid to the Transferor to the extent of any increases in the Invested Amount. In the event that the Invested Amount does not for any reason equal the Full Invested Amount by the end of the Funding Period, any amount remaining in the Pre-Funding Account and any additional amounts specified in the related Prospectus Supplement will be payable to the Certificateholders of such Series in the manner and at such time as set forth in the related Prospectus Supplement.

    If so specified in the related Prospectus Supplement, monies in the Pre-Funding Account will be invested by the Trustee in Eligible Investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement, and, in connection with each Distribution Date during the Funding Period, investment earnings on funds in the Pre-Funding Account during the related Monthly Period will be withdrawn from the Pre-Funding Account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the Collection Account for distribution in respect of interest on the Certificates of the related Series in the manner specified in the related Prospectus Supplement.

DEFAULTED RECEIVABLES

    "Defaulted Receivables" for any date of determination are Principal Receivables that were charged-off as uncollectible on such day. The "Defaulted Amount" for any Monthly Period will be an amount (not less than zero) equal to
(a) the amount of Defaulted Receivables for each day in such Monthly Period minus (b) the sum of (i) the amount of any Defaulted Receivables for which the Transferor Amount is reduced as a result of the assignment of a principal balance of zero thereto for purposes of determining the aggregate amount of Principal Receivables or for which the Servicer becomes obligated to accept assignment during such Monthly Period, in either case as a result of a breach of a representation, warranty or covenant contained in the Pooling Agreement (unless an Insolvency Event has occurred with respect to the Transferor or the Servicer, in which event the amount of such Defaulted Receivables will not be added to the sum so subtracted), (ii) the aggregate amount of recoveries received in such Monthly Period with respect to both Finance Charge Receivables and Principal Receivables previously charged-off as uncollectible and (iii) the excess, if any, for the immediately preceding Monthly Period of the sum computed pursuant to this clause (b) over the amount of Principal Receivables that became Defaulted Receivables during such Monthly Period. Receivables in any Account will be charged-off as uncollectible in accordance with the Credit Card Guidelines and the Servicer's customary and usual policies and procedures for servicing open end credit card and other open end credit account receivables comparable to the Receivables. Such policy is currently to charge off the receivables in an account when that account becomes 180 days delinquent.

DILUTION

    If the Servicer adjusts downward the amount of any Principal Receivable (other than Ineligible Receivables which have been or are to be reassigned to the Transferor) because of a rebate, refund, counterclaim, defense, error, fraudulent charge or counterfeit charge to a Cardholder or such Principal Receivable was created in respect of merchandise which was refused or returned by a Cardholder or if the Servicer otherwise adjusts downward the amount of any Principal Receivable without receiving Collections therefor or charging off such amount as uncollectible, the amount of the Principal Receivables in the Trust with respect to the Monthly Period in which such adjustment takes place will be reduced by the amount of the adjustment. Furthermore, in the event that the exclusion of any such Receivables would cause the Transferor Amount (excluding the interest represented by any Supplemental Certificate) at such time to be less than the Required Retained Transferor Amount, the Transferor will be required to pay an amount equal to such deficiency into the Special Funding Account.

EARLY AMORTIZATION EVENTS

    Unless otherwise specified in the related Prospectus Supplement, as described above, the Revolving Period will continue through the date specified in the related Prospectus Supplement unless an Early Amortization Event occurs prior to such date. An "Early Amortization Event" with respect to each Series would occur automatically upon (a) certain insolvency events relating to RNB, DHCC, the Transferor or any holder of the Transferor Certificate (excluding any holder of a Supplemental Certificate), (b) the Trust becoming an "investment company" within the meaning of the Investment Company Act of 1940, as amended,
(c) the Transferor Amount (excluding the interest represented by any Supplemental Certificate) being less than the Required Retained Transferor Amount or (d) the Transferor becoming unable for any reason to transfer Receivables to the Trust. In addition an Early Amortization Event may occur with respect to any specific Series upon the occurrence of any event specified in the related Prospectus Supplement. On the date on which an Early Amortization Event is deemed to have occurred, the Early Amortization Period or, if specified in the related Prospectus Supplement, the Rapid Accumulation Period, will commence. If, because of the occurrence of an Early Amortization Event, the Early Amortization Period or, if specified in the related Prospectus Supplement, the Rapid Accumulation Period, begins earlier than the scheduled commencement of an Amortization Period or prior to an Expected Final Payment Date, Certificateholders may begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the Certificates.

DEFEASANCE

    The Transferor may, at its option, be discharged from its obligations with respect to any Series or all outstanding Series (each a "Defeased Series") on the date that the following conditions shall have been satisfied: (i) the Transferor shall have deposited with the Trustee, pursuant to an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust for making the payments described below, Eligible Investments which through the scheduled payment of principal and interest in respect thereof will provide, no later than the due date of payment thereon, a dollar amount sufficient to pay and discharge all remaining scheduled interest and principal payments on all outstanding Certificates of the Defeased Series on the dates scheduled for such payments and any amounts owing to any Enhancement Providers with respect to the Defeased Series; (ii) prior to any exercise of its right to substitute Eligible Investments for Receivables, the Transferor shall have delivered to the Trustee a Tax Opinion with respect to such deposit and termination of obligations and an opinion of counsel to the effect that such deposit and termination of obligations will not result in the Trust being required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended; (iii) the Transferor shall have delivered to the Trustee a certificate of an officer of the Transferor stating that the Transferor reasonably believes that such deposit and termination of its obligations will not cause an Early Amortization Event or any event that, with the giving of notice or the lapse of time, would constitute an Early Amortization Event to occur with respect to any Series; and (iv) a Ratings Effect will not occur. Subject to the foregoing, the Transferor may cause Collections allocated to the Defeased Series and available to purchase additional Receivables to be applied to purchase Eligible Investments, rather than additional Receivables.

REPORTS TO CERTIFICATEHOLDERS

    No later than the third Business Day prior to each Distribution Date, the Servicer will forward to the Trustee and each Rating Agency a statement (the "Monthly Report") prepared by the Servicer setting forth certain information with respect to the Trust and the Certificates of each Series, including: (a) the aggregate amount of Principal Receivables and Finance Charge Receivables in the Trust as of the end of such Monthly Period; (b) the Invested Amount of each Series and the Invested Amount allocated to each Class thereof; (c) the Floating Allocation Percentage (as defined in the related Prospectus Supplement) and, during the Controlled Amortization Period, Principal Amortization Period, Accumulation Period,

Rapid Accumulation Period or Early Amortization Period of each Series, the Principal Allocation Percentage with respect to each Series and each Class thereof; (d) the amount of Collections of Principal Receivables and Finance Charge Receivables processed during the related Monthly Period and the portion thereof allocated to the Certificateholders' Interest of each Series; (e) the aggregate outstanding balance of Accounts which were 30, 60, 90 and 120 days or more delinquent as of the end of the billing-cycle end dates occurring during such Monthly Period; (f) the Defaulted Amount with respect to such Monthly Period and the portion thereof allocated to the Certificateholders' Interest of each Series; (g) the amount, if any, of charge-offs with respect to the Certificateholders' Interest of each Series and the portion allocable to each Class thereof for such Monthly Period; (h) the Monthly Servicing Fee (as defined in the related Prospectus Supplement) with respect to such Series for such Monthly Period; (i) the Portfolio Yield for such Monthly Period; and (j) the Base Rate for such Monthly Period.

    With respect to each Interest Payment Date or Special Payment Date (each, a "Payment Date"), as the case may be, the Monthly Report with respect to any Series will include the following additional information with respect to the other outstanding Series: (a) the total amount distributed; (b) the amount of such distribution allocable to principal on the Certificates of each Series; (c) the amount of such distribution allocable to interest on the Certificates of each Series; and (d) the amount, if any, by which the unpaid principal balance of the Certificates of each Series exceeds the Invested Amount of such Series as of the Record Date with respect to such Payment Date. On each Distribution Date the Trustee will forward to each Certificateholder of record (which is expected to be Cede, the nominee for DTC) a copy of the Monthly Report. See "--Book-Entry Registration" for a description of DTC procedures generally. Neither the Servicer nor the Trustee will be obligated to forward any reports directly to beneficial owners.

    On or before January 31 of each calendar year, the Trustee will furnish (or cause to be furnished) to each person who at any time during the preceding calendar year was a Certificateholder of record a statement containing the information required to be provided by an issuer of indebtedness under the Code (defined herein) for such preceding calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information as is necessary to enable the Certificateholders to prepare their tax returns. See "Certain U.S. Federal Income Tax Consequences."

LIST OF CERTIFICATEHOLDERS

    At such time, if any, as Definitive Certificates have been issued, upon written request of any Certificateholder or group of Certificateholders of record holding Certificates evidencing not less than 10% of the aggregate unpaid principal amount of the Certificates of a Series or of all outstanding Series, as the case may be, the Trustee will afford such Certificateholders access during normal business hours to the current list of Certificateholders of the Series or all outstanding Series, as the case may be, for purposes of communicating with other Certificateholders with respect to their rights under the Pooling Agreement or any Series Supplement or Certificates. See "--Book-Entry Registration" and "--Definitive Certificates" for a description of the circumstances under which Definitive Certificates may be issued.

    The Pooling Agreement does not provide for any annual or other meetings of Certificateholders.

                                  ENHANCEMENT

    For any Series, Enhancement may be provided with respect to one or more Classes thereof. Enhancement may be in the form of the subordination of one or more Classes of the Certificates of such Series, the establishment of any cash collateral guaranty or account, collateral invested amount, letter of credit, surety bond, insurance, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate swap or cap, spread account, reserve account, the use of cross-support features or another method of Enhancement described in the related Prospectus Supplement, or any combination of the foregoing. If so specified in the related Prospectus Supplement, any form of Enhancement may be structured so as to be drawn upon by more than one Class to the extent described therein.

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